Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Scott Anthony Executive Vice President & Chief Financial Officer Scott.Anthony@ccbcc.com (704) 557-4633

Coca-Cola Consolidated Reports Third Quarter 2019

and First Nine Months 2019 Results

Third quarter 2019 net sales grew 5.6% versus the same period last year, with physical case volume up 4.6% for the quarter
Gross margin declined 30 basis points in third quarter 2019 compared to third quarter 2018 driven primarily by continued product mix shift from Sparkling to Still beverages
Third quarter 2019 income from operations was $53.8 million, up $9.4 million versus third quarter 2018

Key Results

	Third Quarter			First Nine Months
(in millions, except per share data)	2019	2018	Change	2019	2018	Change
Physical case volume	90.6	86.7	4.6%	259.3	254.8	1.8%
Net sales	$1,271.0	$1,204.0	5.6%	$3,647.6	$3,488.8	4.6%
Gross profit	$432.2	$412.8	4.7%	$1,257.3	$1,175.1	7.0%
Gross margin	34.0%	34.3%		34.5%	33.7%
Income from operations	$53.8	$44.4	21.2%	$141.2	$45.1	N/M
Basic net income per share	$1.39	$2.69	$(1.30)	$2.30	$0.75	$1.55

Bottle/Can Sales	Third Quarter			First Nine Months
(in millions)	2019	2018	Change	2019	2018	Change
Sparkling beverages	$657.5	$619.7	6.1%	$1,927.9	$1,832.6	5.2%
Still beverages	$438.5	$400.8	9.4%	$1,201.6	$1,108.6	8.4%

Third Quarter 2019 and First Nine Months 2019 Review

CHARLOTTE, November 5, 2019 – Coca‑Cola Consolidated, Inc. (NASDAQ:COKE) today reported operating results for the third quarter and first nine months ended September 29, 2019.

“We are very pleased with the strength of our top line performance and ability to translate this growth into improved operating results and strong free cash flow,” said Frank Harrison, Chairman and CEO of Coca‑Cola Consolidated. “Our teammates continue to execute with excellence, helping our customers grow their businesses and satisfy consumers throughout our territories. We continue to identify opportunities to drive value in our business as we look to finish 2019 strong and start 2020 with solid momentum.”

Revenue grew 5.6% in the third quarter of 2019, driven primarily by a 4.6% increase in volume, with strong performance in both Sparkling and Still categories. We cycled pricing initiatives that were implemented in the third quarter of 2018, thereby reducing the contribution from pricing as compared to the revenue growth in the first half of 2019. Revenue from our bottle/can Sparkling beverages increased 6.1% in the third quarter of 2019 as our Sparkling brands continue to demonstrate strength across our markets. Revenue from our Still beverages grew 9.4% in the third quarter of 2019, driven primarily by growth in our Sports Drinks category related to the introduction of BodyArmor products into our portfolio in the fourth quarter of 2018. Revenue grew 4.6% in the first nine months of 2019 through a combination of increased pricing, a continued product mix shift to higher revenue products and a 1.8% increase in physical case volume.

“Our strong results this quarter are a testament to the excellent execution by all of our teammates as well as the high level of collaboration and innovation from our brand partners,” said Dave Katz, President and Chief Operating Officer. “We have made great strides in evolving our product portfolio to respond to the changing tastes of our consumers and we are excited about the growth prospects of upcoming brand and package offerings.”

“We also continue to make significant reinvestments in our business as we evolve our operating model to accommodate future growth and portfolio expansion,” Mr. Katz continued. “The consolidation of our two manufacturing facilities in the Memphis region and the successful opening of our new, automated distribution facility in Erlanger, KY are two examples of our commitment to drive efficiency and reinvest for long-term growth.”

Gross margin declined 30 basis points in the third quarter of 2019 to 34.0%. On an adjusted(a) basis, gross margin declined 10 basis points versus the third quarter of 2018. The slight decline in gross margin can be attributed to the continued shift in product mix from Sparkling beverages to Still products, as well as certain costs incurred to optimize our manufacturing operations. Gross margin for the first nine months of 2019 increased 80 basis points on both an actual and an adjusted(a) basis. This improvement is primarily the result of successful pricing actions executed in the second half of 2018 to overcome rising input costs.

Selling, delivery and administrative (“SD&A”) expenses in the third quarter of 2019 increased $10.1 million, or 2.7%, versus the third quarter of 2018, largely driven by increased payroll and other benefits expenses. SD&A expenses as a percentage of net sales improved 80 basis points in the third quarter of 2019 versus the third quarter of 2018, due primarily to a $10.3 million reduction in expenses related to our system transformation work, which concluded in the second quarter of 2019. Adjusted(a) SD&A expenses in the third quarter of 2019 increased $18.8 million, or 5.2%, versus the third quarter of 2018, reflecting wage inflation and labor expense related to our higher volume. Our adjusted(a) SD&A expenses as a percentage of net sales improved 10 basis points in the third quarter of 2019 versus the third quarter of 2018 (29.6% versus 29.7%, respectively).

Income from operations in the third quarter and the first nine months of 2019 was $53.8 million and $141.2 million, respectively. Adjusted(a) income from operations was $58.7 million in the third quarter of 2019, an increase of $3.5 million from the third quarter of 2018. Adjusted(a) income from operations was $157.0 million in the first nine months of 2019, an increase of $71.2 million from the same period last year.

Net income in the third quarter of 2019 was $13.0 million, compared to $25.2 million in the third quarter of 2018, a decline of $12.2 million. For the first nine months of 2019, net income increased $14.5 million compared to the first nine months of 2018. Net income for the third quarter and the first nine months of 2019 was adversely impacted by fair value adjustments to our acquisition related contingent consideration liability, driven by changes in the discount rate and future cash flow projections. Fair value adjustments to this liability are non-cash in nature and a routine part of our quarterly financial closing process.

Capital spending for the first nine months of 2019 was $96.7 million. We continue to anticipate capital spending in fiscal 2019 will be in the range of $150 million to $180 million as we remain focused on making prudent, long-term investments to support future growth. Cash flows provided by operations for the first nine months of 2019 were $204.6 million, compared to $26.0 million in the same period of 2018. Improved cash generation continues to be a key management focus area as we strive to improve our profitability, reduce our financial leverage and further strengthen our balance sheet.

(a)

The discussion of the results for the third quarter and first nine months ended September 29, 2019 includes selected non-GAAP financial information, such as “adjusted” results. The schedules in this press release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

About Coca‑Cola Consolidated, Inc.

Coke Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 117 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 66 million consumers in territories spanning 14 states and the District of Columbia. Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ Global Select Market under the symbol “COKE.” More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2018 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Third Quarter		First Nine Months
(in thousands, except per share data)	2019	2018	2019	2018
Net sales(b)	$1,271,029	$1,204,033	$3,647,600	$3,488,793
Cost of sales	838,805	791,317	2,390,289	2,313,728
Gross profit(b)	432,224	412,716	1,257,311	1,175,065
Selling, delivery and administrative expenses(b)	378,378	368,312	1,116,097	1,129,979
Income from operations	53,846	44,404	141,214	45,086
Interest expense, net	10,965	12,827	35,846	37,617
Other income (expense), net	(20,711)	1,696	(67,743)	(3,612)
Gain on exchange transactions	-	10,170	-	10,170
Income before income taxes	22,170	43,443	37,625	14,027
Income tax expense	6,624	16,493	10,801	3,387
Net income	15,546	26,950	26,824	10,640
Less: Net income attributable to noncontrolling interest	2,540	1,786	5,279	3,594
Net income attributable to Coca-Cola Consolidated, Inc.	$13,006	$25,164	$21,545	$7,046

Basic net income per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$1.39	$2.69	$2.30	$0.75
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$1.39	$2.69	$2.30	$0.75
Weighted average number of Class B Common Stock shares outstanding	2,232	2,213	2,228	2,208

Diluted net income per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$1.38	$2.69	$2.29	$0.75
Weighted average number of Common Stock shares outstanding – assuming dilution	9,413	9,405	9,409	9,400

Class B Common Stock	$1.38	$2.68	$2.28	$0.74
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,272	2,264	2,268	2,259

(b)

Consideration paid to customers under certain contractual arrangements for exclusive distribution rights and sponsorship privileges was presented as SD&A expense in the third quarter and first nine months of 2018. The Company has revised the presentation of the consideration paid to a reduction of net sales for the third quarter and first nine months of 2018, which it believes is consistent with the presentation used by other companies in the beverage industry.

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	September 29, 2019	December 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$5,989	$13,548
Trade accounts receivable, net	435,218	427,749
Accounts receivable, other	100,538	75,408
Inventories	231,752	210,033
Prepaid expenses and other current assets	78,397	70,680
Total current assets	851,894	797,418
Property, plant and equipment, net	957,197	990,532
Right of use assets - operating leases	115,981	-
Leased property under financing or capital leases, net	19,452	23,720
Other assets	111,021	115,490
Goodwill	165,903	165,903
Other identifiable intangible assets, net	897,270	916,865
Total assets	$3,118,718	$3,009,928

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under operating leases	$14,929	$-
Current portion of obligations under financing or capital leases	9,209	8,617
Accounts payable and accrued expenses	589,035	593,120
Total current liabilities	613,173	601,737
Deferred income taxes	132,428	127,174
Pension and postretirement benefit obligations and other liabilities	742,971	694,817
Noncurrent portion of obligations under operating leases	101,884	-
Noncurrent portion of obligations under financing or capital leases	19,812	26,631
Long-term debt	1,027,343	1,104,403
Total liabilities	2,637,611	2,554,762

Equity:
Stockholders’ equity	378,849	358,187
Noncontrolling interest	102,258	96,979
Total liabilities and equity	$3,118,718	$3,009,928

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Nine Months
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income	$26,824	$10,640
Depreciation expense, amortization of intangible assets and deferred proceeds, net	136,416	140,496
Fair value adjustment of acquisition related contingent consideration	62,017	1,584
Deferred income taxes	5,254	9,903
Stock compensation expense	2,045	4,494
Change in assets and liabilities	(39,071)	(138,459)
Gain on exchange transactions	-	(10,170)
Other	11,098	7,542
Net cash provided by operating activities	$204,583	$26,030

Cash Flows from Investing Activities:
Additions to property, plant and equipment (exclusive of acquisitions)	$(96,747)	$(113,104)
Acquisition of distribution territories and regional manufacturing plants related investing activities	-	5,600
Other	(5,339)	1,457
Net cash used in investing activities	$(102,086)	$(106,047)

Cash Flows from Financing Activities:
Payments on revolving credit facility, term loan facility and senior notes	$(508,839)	$(329,500)
Borrowings under revolving credit facility and proceeds from issuance of senior notes	431,339	435,000
Payments of acquisition related contingent consideration	(18,784)	(18,312)
Cash dividends paid	(7,026)	(7,014)
Principal payments on financing or capital lease obligations	(6,441)	(6,191)
Debt issuance fees	(305)	(1,531)
Net cash provided by (used in) financing activities	$(110,056)	$72,452

Net decrease in cash during period	$(7,559)	$(7,565)
Cash at beginning of period	13,548	16,902
Cash at end of period	$5,989	$9,337

NON-GAAP FINANCIAL MEASURES(c) The following tables reconcile reported GAAP results to adjusted results (non-GAAP):

	Third Quarter 2019
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$432,224	$378,378	$53,846	$22,170	$13,006	$1.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	18,749	14,099	1.51
Fair value adjustments for commodity hedges	(487)	(74)	(413)	(413)	(311)	(0.04)
Capitalization threshold change for certain assets	-	(1,732)	1,732	1,732	1,302	0.14
Supply chain optimization and consolidation	3,581	-	3,581	3,581	2,693	0.29
Other tax adjustments	-	-	-	-	1,482	0.15
Total reconciling items	3,094	(1,806)	4,900	23,649	19,265	2.05
Adjusted results (non-GAAP)	$435,318	$376,572	$58,746	$45,819	$32,271	$3.44

	Third Quarter 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$412,716	$368,312	$44,404	$43,443	$25,164	$2.69
System transformation expenses	112	(10,305)	10,417	10,417	7,834	0.84
Gain on exchange transactions	-	-	-	(10,170)	(7,648)	(0.82)
Fair value adjustment of acquisition related contingent consideration	-	-	-	(2,373)	(1,785)	(0.19)
Fair value adjustments for commodity hedges	260	(209)	469	469	353	0.04
Other tax adjustments	-	-	-	-	3,918	0.41
Total reconciling items	372	(10,514)	10,886	(1,657)	2,672	0.28
Adjusted results (non-GAAP)	$413,088	$357,798	$55,290	$41,786	$27,836	$2.97

	First Nine Months 2019
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,257,311	$1,116,097	$141,214	$37,625	$21,545	$2.30
System transformation expenses	-	(6,915)	6,915	6,915	5,200	0.56
Fair value adjustment of acquisition related contingent consideration	-	-	-	62,017	46,637	4.98
Fair value adjustments for commodity hedges	482	2,575	(2,093)	(2,093)	(1,574)	(0.17)
Capitalization threshold change for certain assets	-	(6,111)	6,111	6,111	4,595	0.49
Supply chain optimization and consolidation	4,875	-	4,875	4,875	3,666	0.39
Other tax adjustments	-	-	-	-	(2,178)	(0.24)
Total reconciling items	5,357	(10,451)	15,808	77,825	56,346	6.01
Adjusted results (non-GAAP)	$1,262,668	$1,105,646	$157,022	$115,450	$77,891	$8.31

	First Nine Months 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,175,065	$1,129,979	$45,086	$14,027	$7,046	$0.75
System transformation expenses	339	(32,399)	32,738	32,738	24,619	2.63
Gain on exchange transactions	-	-	-	(10,170)	(7,648)	(0.82)
Workforce optimization expenses	-	(4,810)	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	1,584	1,191	0.13
Fair value adjustments for commodity hedges	2,776	(363)	3,139	3,139	2,361	0.25
Other tax adjustments	-	-	-	-	(1,880)	(0.20)
Total reconciling items	3,115	(37,572)	40,687	32,101	22,260	2.38
Adjusted results (non-GAAP)	$1,178,180	$1,092,407	$85,773	$46,128	$29,306	$3.13

(c)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non‑GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.